Exhibit 8


                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151





                                                       October 19, 1999




Hospitality Properties Trust
400 Centre Street
Newton, Massachusetts  02458

         Re:      Registration Statement on Form S-3;
                  313,430 Common Shares of Beneficial Interest, par value $.01 per share

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), of 313,430 shares of its common shares of beneficial interest, par value $.01 per share, all of which shares are to be sold from time to time by Gerard M. Martin and Barry M. Portnoy, at the direction of a lender or lenders or otherwise, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit 8 to the Company's registration statement on Form S-3 (the "Registration Statement").

         We have acted as counsel for the Company in connection with its Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed the Company's declaration of trust, as amended and restated, the by-laws of the Company, the prospectus forming a part of the Registration Statement (the "Prospectus"), and the Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed under the Securities Exchange Act of 1934 (the "Annual Report"). We have reviewed the sections of the Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts." With respect to all questions of fact on which the opinion set forth below is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Prospectus and the Annual Report, and in the documents incorporated therein by reference, and on representations made to us by the officers of the Company. We have not independently verified such information.

Hospitality Properties Trust
October 19, 1999
Page 2

         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In preparing the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference.

         Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," in all material respects are accurate and fairly summarize the Tax Laws issues and ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

         We hereby consent to the incorporation of this opinion by reference as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission promulgated thereunder.

                                               Very truly yours,


                                               /s/ SULLIVAN & WORCESTER LLP
                                               SULLIVAN & WORCESTER LLP